                           ARTICLES OF ASSOCIATION OF
"CINERGY SERVICES IBERIA, S.L.", A UNIPERSONAL COMPANY.

CHAPTER I. GENERAL PROVISIONS.

ARTICLE 1.  NAME.  The  Company  is known as  "CINERGY  SERVICES  IBERIA,  S.L.,
Sociedad Unipersonal".

It is governed by the present Articles of Association and, where no provision is made  therein,  by the Law  regarding  the  Legal  Nature of  Limited  Liability
Companies and complementary Legislation.

ARTICLE 2.  CORPORATE  PURPOSE.  The Company has as its  purpose:  "Prospecting, promotion,  management,  operation and  representation of all manner of business relating to  installations  given over to the production of electricity  and the marketing of electricity or natural gas".

The activity  stated may also be developed by the Company,  wholly or partially, indirectly, through holdings in other companies with a similar purpose.

Excluded  are those  activities  for the  exercising  of which the law lays down special requirements which are not met by this company.

ARTICLE 3. The corporate purpose may be realised by the Company either directly, or else  indirectly,  through  the  holding  of  shares  or  interests  in other
Companies with an identical or similar purpose.

In any event,  excluded from the corporate  purpose are all those activities for the exercising of which the Law lays down special requirements which are not met by this Company.

If legal provisions should, for the exercising of any of the activities included
in  the  corporate  purpose,   require  any  professional   qualifications,   or
administrative   authorisation,   or  registration  in  Public  Registers,  such
activities must be realised by someone who has such professional qualifications,
and,  where   applicable,   may  not  be  commenced  until  the   administrative
requirements specified have been met.

ARTICLE 4. LIFETIME AND COMMENCEMENT OF OPERATIONS.

The lifetime of the Company is  indefinite  and it commences  operations  on the date of execution of the incorporation papers.

ARTICLE 5. COMPANY'S FINANCIAL YEAR

The  company's  financial  year end  shall be the 31st  December  in each  year, commencing on the 1st January, except for the first one, which shall commence on the date of execution of the incorporation papers.

ARTICLE 6. DOMICILE.

The corporate  domicile is established  as being at Paseo de la Castellana,  no.
23, 28046, Madrid.

Under a decision taken by the Board of Directors,  it may be transferred  within the same municipal district in which it is established, and in the same way, any branches,  agencies or offices made  necessary  or  advisable,  within  national territory or abroad,  by  development of the corporate  purpose,  may be opened, closed or transferred.

ARTICLE 7. CAPITAL STOCK.

The capital stock is THREE THOUSAND AND FIFTY EUROS (3,050 EUROS),  divided into
THREE THOUSAND AND FIFTY CORPORATE HOLDINGS,  numbers 1 to 3050,  inclusive,  of
ONE EURO nominal value each,  cumulative and  indivisible,  which shall not take the form of  securities,  may not be  represented  by means of  certificates  or entries in  accounts,  nor take the form of shares.  The capital  stock is fully subscribed and paid-up.

CHAPTER II. REGIME GOVERNING CORPORATE HOLDINGS.

ARTICLE 8. The  corporate  holdings  are subject to the regime  provided  for in legislation.

The transfer of corporate  holdings and  establishment  of actual  pledge rights must be recorded in a public document.  The establishment of other actual rights must be recorded in a public instrument.

Rights in respect of the Company may be  exercised  provided  that the latter is aware of the transfer or establishment of the encumbrance.

The Company shall keep a Register of partners  which any partner may examine and from which holders may obtain certifications of rights registered in their name.

ARTICLE 9. TRANSFER.

The  transfer of  corporate  holdings  shall be governed  by the  provisions  OF articles 28 et seq. of the Law. Consequently, the voluntary transfer of holdings by means of "inter vivos" acts between  partners,  or in favour of the partner's spouse,  ascendant  relative or  descendant  relative or in favour of  Companies belonging  to the same group as the  transferor,  as well as  transfers  "mortis causa", shall be free.

ARTICLE 10. USUFRUCT AND ENCUMBRANCE.

In the event of usufruct of holdings,  the status of partner resides in the bare legal title, but the person enjoying  usufruct shall in any event be entitled to any  dividends  granted by the  Company  during such  usufruct.  In the event of encumbrance, exercising of the partner's rights shall correspond to the owner.

CHAPTER III. CORPORATE BODIES.

ARTICLE  11. The  corporate  bodies  are the  General  Meeting  and the Board of
Directors,  and where there is no  provision in these  Articles of  Association, they shall be governed by the provisions of articles 43 et seq. of the Law.

ARTICLE 12. GENERAL MEETING.

The partners,  coming  together at a General  Meeting,  shall  decide,  by legal majority, all matters that fall within the remit of the Meeting.

ARTICLE 13. NOTIFICATION.

The  General  Meeting  shall  be  called  by the  Board of  Directors  or by the
Liquidators, where applicable, by means of an individual notification in writing of the  announcement  containing  the data  called for in article 46 of the Law, sent to all partners,  at the domicile appearing in the register,  by registered post, with acknowledgement of receipt.

ARTICLE 14. ATTENDANCE AND REPRESENTATION.

All partners are entitled to attend the General Meeting in person or represented by another person,  whether a partner or otherwise.  Representation  shall cover all holdings of the person  represented,  must be granted in writing and, if not recorded in a public document, must be specific for each Meeting.

ARTICLE 15.  BOARD OF DIRECTORS.

The General Meeting,  without needing any change to the Articles of Association, shall  entrust  Administration  of the Company to a Sole  Administrator,  to two
persons  sharing such duties,  to several  persons acting jointly and severally, with a maximum of five, or to a Board of Directors.

ARTICLE  16. To be  appointed  Director,  the status of  partner  shall not be a requirement.  ARTICLE 17. The Directors shall exercise office  indefinitely,  it being possible for them to be removed from office by the General  Meeting,  even when such removal does not appear in the Agenda.

ARTICLE 18.  POWERS.  The Board of  Directors  is  responsible  for  management, administration and representation of the Company and other powers resulting from
Legislation  and these  Articles of  Association,  and shall  extend to all acts included in the corporate  purpose.  Solely for the purposes of clarification of
their  business   activities,   AND  WITHOUT  THERE  BEING  A  REQUIREMENT   FOR
REGISTRATION IN THE REGISTER OF COMMERCIAL CONCERNS, the following powers, among others, are included:

A) To  exercise  all powers  necessary  for  management  and  administration  of corporate  business,  being able to approve and  realise  all acts or  contracts relating to  acquisition,  obligations,  alienation,  encumbrance,  or any other means of strict  control,  in respect of any kind of  personal  property or real estate,  whether  tangible  or  intangible,  securities  and  rights,  under the conditions and with the terms and prices considered appropriate.

B) To sign,  agree  upon,  execute  and  authorise  all manner of  contract;  to administer,  purchase,  alienate and administer [sic] personal property and real estate,  encumbering the same by means of pledges or mortgages; to establish and withdraw sureties and deposits including with the Caja General de Depositos;  to take  part  in  auctions  and  competitions,  whether  relating  to  the  State,
Autonomous Bodies, Provinces,  Municipalities or private individuals, submitting tenders and  resolving  ties by means of bidding or some other legal  means;  to raise disputes,  complaints and claims; to accept,  where applicable,  awards of contract;  to negotiate  matters,  whether  through the courts or otherwise;  to appoint equitable or legal arbiters;  to lease or let, including under contracts that can be  registered  with the Property  Register,  with the exception of the leasing of financial assets.

C) To open,  operate,  dispose of and close current accounts,  savings accounts, term accounts or accounts of any other kind;  to establish  deposits of money or stocks;  to arrange  all types of banking,  discount  and draft  operations;  to contract  and use credits and loans;  to ask for bonds and sureties in favour of the Company and  counter-guarantee  the same and seek the opening of documentary credits; all of this with any banking or credit institution, whether official or private, or any individuals or corporate bodies.

D) To determine the workforce and their remuneration;  to appoint and remove the same within legal standards; to assign duties, powers and pay; to grant ordinary and  extraordinary  rewards and  bonuses;  to determine  general  administration costs.

E) To appoint and remove agents and representatives.

F) To issue, sign, endorse, discount,  guarantee,  accept, negotiate and protest bills of exchange, receipts and other transfer documents.

G) To realise  payments  on behalf of the  Company;  to collect or receive  from whomsoever is applicable  any sums that may correspond or be owed to the Company for any reason,  concept or under any title,  including  local Tax Offices,  the
Central  Paymaster's  Office or any body or  department  belonging to the State,
Autonomous Bodies, Provinces or Municipalities, issuing and signing the relevant receipts and acquittances.

H) To collect,  from Post Offices,  letters,  registered letters,  money orders, declared securities, telegrams and cable transfers.

I) To take out all kinds of insurance policies.

J) To apply for  permits  for the  establishment,  refurbishment,  extension  or modification of industries or businesses;  to furnish  declarations  and ask for administrative authorisations of any kind.

K) To exercise  all rights and  actions,  in legal  proceedings  and outside the same,  that may  correspond to the Company,  being able to substitute  wholly or partially  those powers  which can be delegated to one or more  employees of the
Company  or to  outsiders  and  to  execute  powers  of  attorney  for  granting representation to the person or persons it considers appropriate.

L)  To  appear  before  all  kinds  of  Tribunals,  Courts,  Civil  Servants  or
Authorities for the purposes of bringing and pursuing, at all stages and levels, governmental, administrative, contentious, civil, social or criminal proceedings and  cases,  or those of any  other  jurisdiction  or law,  until  decisions  or judgements  are  handed  down.  To grant  powers  of  attorney  to  Lawyers  and
Barristers  so that they,  where  necessary,  can  exercise  such powers and any others of the type that are commonplace in legal disputes, including the lodging of appeals before the Supreme Court, for review,  nullity,  protection and other ordinary and extraordinary appeals.

M) To make  confessions in proceedings  under any  jurisdiction,  on specific or non-specific oath, and to answer interrogatories, even if the exercising of such powers  implies  or  assumes  acts of strict  control  in respect of any kind of property.

N) To intervene in suspension of payment, insolvency and bankruptcy proceedings;
to appoint official receivers and administrators;  to accept or reject proposals from  debtors,  administrators'  accounts  and any form of payment  relating  to debts.

O) To  formalise  and  subscribe  any  public or private  documents  that may be necessary for effective management of the powers granted.

ARTICLE 19.  The position of Director is unpaid.

ARTICLE 20.  BOARD OF DIRECTORS.

The Board of Directors,  if such exists,  shall be made up of at least three and at most seven members.

The Board shall be duly convened when there are, at the meeting,  either present or  represented  by  another  Director,  one  half  plus  one  of  its  members.
Representation shall be granted by means of a registered letter to the Chairman.
Decisions  shall be  adopted by an  absolute  majority  of those  present at the
meeting,  which  must  be  called  by  the  Chairman  or  Vice-Chairman,   where
applicable.  Voting  in  writing  and  without  a  meeting  shall be valid if no
Director objects  thereto.  In the event of a tie, the person acting as Chairman shall have the casting  vote.  The Board  shall meet  whenever so decided by the
Chairman,  either  on his own  initiative  or when  so  requested  by two of its members. The notice shall be sent by letter or telegram, with twenty-four hours'
advance notice.

It shall designate its Chairman and a Secretary from within its midst.

The Board of Directors may delegate the powers granted  thereto under article 18 of these Articles of Association to one or more Managing  Directors,  except for those powers that cannot be delegated.

CHAPTER IV. REMOVAL AND EXCLUSION OF PARTNERS.

ARTICLE  21. The  partners  shall be  entitled  to leave the  Company and may be excluded from the same by means of a decision taken by the General Meeting,  for the reasons and in the form provided for in articles 95 et seq. of the Law.

CHAPTER V. DISSOLUTION AND LIQUIDATION.

ARTICLE 22. The Company shall be dissolved and liquidated for the reasons and in accordance with the regime established in articles 104 et seq. of the Law.

ARTICLE 23. The  Administrators  shall, at the time of  dissolution,  become the
Liquidators,  unless  the  General  Meeting  has  designated  someone  else when deciding in favour of dissolution.

The Liquidators  shall hold office for an indefinite time. Once three years have elapsed from commencement of liquidation,  without the final liquidation balance being submitted for approval by the General Meeting,  any partner or person with a legitimate interest may ask the relevant Magistrate for the corporate domicile for removal of the liquidators in the manner provided for in legislation.

ARTICLE  24.  The  liquidation  quota  corresponding  to each  partner  shall be proportional to their holding in the capital stock.

CHAPTER VI. UNIPERSONAL COMPANY.

ARTICLE 25. In the event of the  Company  becoming  unipersonal,  there shall be compliance  with the provisions of articles 125 et seq. Of The Law, and the sole partner shall exercise the powers of the General Meeting.

Once six months  have  elapsed  from a sole  partner  becoming  the owner of all corporate holdings, without such circumstance being registered with the Register of Commercial Concerns,  the former shall be personally,  without limitation and jointly and severally liable for any company debts incurred during the period of unipersonality.  Once unipersonality has been registered, the sole partner shall not be liable for any debts subsequently incurred.